Exhibit 99.1

Gevo Announces Stock Repurchase Program

ENGLEWOOD, Colo. – January 2, 2013 – Gevo, Inc. (NASDAQ: GEVO) today announced that its Board of Directors has approved a stock repurchase program that authorizes Gevo to repurchase up to $15,000,000 of its common stock over a one-year period. The Company expects to fund its stock repurchase program with existing cash and cash equivalents on hand. Any shares repurchased will be classified as treasury stock or retired.

“This new stock repurchase program reflects our confidence in Gevo’s future,” said Patrick Gruber Ph.D., Chief Executive Officer of Gevo. “We see this program as an opportunity to enhance value for our stockholders through disciplined repurchases of shares of our common stock at what we believe are undervalued prices.”

The stock repurchase program is effective immediately. Repurchases of the Company’s common stock may be made from time to time through a variety of methods, including open market purchases, privately negotiated transactions, and block transactions. Gevo has no obligation to repurchase shares under the stock repurchase program. The timing, volume, and value of the shares that are repurchased will be at the discretion of the Company’s management and will depend upon a number of considerations, including the trading price of the Company’s common stock, general market conditions, applicable legal requirements, and other factors. The stock repurchase program will expire on December 31, 2013, unless the program is completed sooner, suspended, terminated, or otherwise extended.

About Gevo

Gevo is a leading renewable chemicals and next-generation biofuels company. Gevo’s patent-protected, capital-light business model converts existing ethanol plants into biorefineries to make isobutanol. This versatile chemical can be directly integrated into existing chemical and fuel products to deliver environmental and economic benefits. Gevo started up its first commercial isobutanol facility in Luverne, Minn., and has a marquee list of partners including Coca-Cola, Sasol, and LANXESS, among others. Gevo is committed to a sustainable biobased economy that meets society’s needs for plentiful food and clean air and water. For more information, visit www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that are not purely statements of historical fact, and can sometimes be identified by our use of terms such as “intend,” “expect,” “plan,” “estimate,” “future,” “strive” and similar words. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although the company believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2011, as amended, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the Securities and Exchange Commission by Gevo.

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Media Contact:	Investor Contact:
Steve Halsey	Chelsea DeLong
Gibbs & Soell for Gevo	PR & Marketing Coordinator
T: (212) 697-2600	T: (303) 858-8358
shalsey@gibbs-soell.com	cdelong@gevo.com